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                                                                     EXHIBIT 5.1

                                ALSTON & BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777


                                                      August 17, 2000



Accredo Health, Incorporated
1640 Century Center Parkway, Suite 101
Memphis, TN 36134

     Re:  Form S-3 Registration Statement
          Accredo Health, Incorporated

Ladies and Gentlemen:

         We have acted as counsel for Accredo Health, Incorporated, a Delaware corporation (the "Corporation"), in connection with the Registration Statement (the "Initial Registration Statement") on Form S-3 (File No. 333-42386), filed by the Corporation with the Securities and Exchange Commission (the "Commission"), for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") 2,300,000 shares of the Company's Common Stock, par value $.01 per share.

         The Initial Registration Statement was declared effective by the Commission on August 17, 2000. The Company has filed, as of the date hereof, a Registration Statement on Form S-3 pursuant to Rule 462(b) of the Securities Act (the "New Registration Statement") to register additional shares of Common Stock to be purchased and sold under the Underwriting Agreement for the offering together with the shares of Common Stock registered pursuant to the Initial Registration Statement.

         This Opinion Letter is rendered pursuant to Item 16 of Form S-3, and
Item 601(b)(5) of Regulation S-K. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents

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as we have deemed appropriate as a basis for the opinions hereinafter set forth.
The opinions set forth herein are limited to the laws of the State of Delaware, in reliance solely on published general compilations thereof as of the date hereof.

         Based upon the foregoing, it is our opinion that when issued the shares of Common Stock covered by the New Registration Statement will be legally and validly issued, fully paid and nonassessable.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                           Sincerely,

                           ALSTON & BIRD LLP



                           By:  /s/ Steven L. Pottle
                                --------------------------
                                Steven L. Pottle, Esq.

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1211 East Morehead Street N.W.       3805 Glenwood Avenue, Suite 310       601 Pennsylvania Avenue
    P.O. Drawer 34009                      P.O. Drawer 31107               North Building, 11th Floor
Charlotte, NC 28234-4009                 Raleigh, NC 27822-1107            Washington, DC 20004-2601
      704-331-6000                           918-420-2200                         202-756-3300
    Fax: 704-334-2014                      Fax: 919-420-2260                   Fax: 202-756-3333
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